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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-26199 of Tetra Tech, Inc. on Form S-3 of our report dated November 12, 1996, appearing in the Annual Report on Form 10-K/A (Amendment No. 3) of Tetra Tech, Inc. for the year ended September 29, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California
September 4, 1997









                                 EXHIBIT 23.1